Exhibit T3A-28

SCC eFile	1805570968

ARTICLES OF ORGANIZATION

OF

GREEN LEAF MEDICAL OF VIRGINIA, LLC

The undersigned, pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, states as follows:

1.	The name of the limited liability company is Green Leaf Medical of Virginia, LLC.

2.

The purpose for which the limited liability company is formed is to engage in any lawful business, purpose or activity for which a limited liability company may be formed under the Virginia Limited Liability Company Act.

3.

The name of the limited liability company’s initial registered agent is URS Agents, LLC. The initial registered agent is a foreign limited liability company authorized to transact business in Virginia.

4.

The address of the limited liability company’s initial registered office, which is identical to the business office of the initial registered agent, is 7288 Hanover Green Drive, Mechanicsville, VA 23111. The initial registered office is located in Henrico County, Virginia.

5.	The address of the limited liability company’s principal office where the records of the limited liability company are to be kept is 6797 Bowmans Crossing, Frederick, MD 21703.

ORGANIZER:

/s/ Kevin I. Goldberg	Date: May 25, 2018
Kevin I. Goldberg

1805570968

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, MAY 25, 2018

The State Corporation Commission has found the accompanying articles submitted on behalf of Green Leaf Medical of Virginia, LLC to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF ORGANIZATION be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective May 25, 2018.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Mark C. Christie
Commissioner

DLLCACPT

CISECOM

18-05-25-6587

Commonwealth Virginia State Corporation Commission I Certify the Following from the Records of the Commission: The foregoing is a true copy of the articles of organization filed in the Clerk’s Office of the Commission by Green Leaf Medical of Virginia, LLC, a Virginia limited liability company. Nothing more is hereby certified. COMMIS A STATE CORPORATIONSigned and Sealed at Richmond on this Date: January 23, 2020 Joel Heck Joel H. Peck, Clerk of the Commission